Exhibit 99.1

Company Contact:	Investor Inquiries:

Jennifer Carberry, Director of Marketing	Johnnie D. Johnson
Competitive Technologies, Inc.	Strategic IR, Inc.
Tel: 203-255-6044	Tel: 212-754-6565
Email: jcarberry@competitivetech.net	Email: jdjohnson@strategic-ir.com
Web: www.competitivetech.net

COMPETITIVE TECHNOLOGIES PREVAILS AT SUPREME COURT IN LABCORP CASE

Fairfield, CT (June 22, 2006) - Competitive Technologies, Inc. (AMEX: CTT) today announced that the U.S. Supreme Court ruled in favor of Metabolite Laboratories, Inc. (“MLI”) and CTT dismissing the writ of certiorari previously granted to Laboratory Corporation of America Holdings d/b/a LabCorp (“LabCorp”) in a homocysteine patent case. LabCorp had filed for the writ of certiorari seeking to overturn an infringement ruling in a patent case in which CTT’s patent rights, and those of its clients, had been upheld by both the U.S. District Court and the Court of Appeals of the Federal Circuit. The dismissal, which was issued today, represents a significant victory for CTT and MLI. The matter originated in 1999, when MLI and CTT filed a complaint against LabCorp alleging breach of contract, patent infringement and unpaid royalties for performing homocysteine assays using patents owned by CTT. LabCorp has no further avenues of appeal in this matter.

“We are pleased by the Court's decision,” commented Dr. D. J. Freed, CTT's President and CEO. “As a public company specializing in bringing new technologies to market, we are charged with protecting our clients’ intellectual property rights. This is a perfect example of that,” added Dr. Freed.

The patented assay, which is used to test homocysteine levels, is derived from discoveries made by CTT clients, Drs. Robert Allen and Sally Stabler from the University of Colorado and the late Dr. John Lindenbaum from Columbia University. Elevated levels of homocysteine resulting from vitamin B12 and folate deficiency have been associated with cardiovascular and vascular disease, Alzheimer’s, rheumatoid arthritis, and other diseases.

Paul A. Levitsky, CTT’s Vice President and General Counsel added, “This is a big win for CTT and MLI and we intend to continue to pursue the royalties that we are entitled to on behalf of our clients and shareholders in an appropriately aggressive manner, including our current litigation against Carolina Liquid Chemistries.”

About Competitive Technologies, Inc.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider, focused on bringing the intellectual property assets of its clients to the marketplace. CTT specializes in identifying, developing and commercializing innovative technologies in a variety of areas, including life and physical sciences, electronics, and nanotechnologies. Through its global distribution platform, CTT maximizes the value of its clients’ intellectual property assets. For more information, please visit: www.competitivetech.net.

Statements about our future expectations, including development and regulatory plans, and all other statements in this press release, other than historical facts, are “forward-looking statements” within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. If and when used herein, the words “may,” “will,” “should,” “anticipate,” “believe,” “intend,” “plan,” “expect,” “estimate,” “approximate,” and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to market acceptance of and competition for our licensed technologies, growth strategies, operating performance, industry trends, and other risks and uncertainties inherent in our business, including those set forth in Item 7 under the caption “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ended July 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on October 13, 2005, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.